NONDURABLE GENERAL POWER OF ATTORNEY
                            NEW YORK STATUTORY SHORT
    FORM (New York State Consolidated Laws, General Obligations, Sec. 5-1501)

THE POWERS YOU GRANT BELOW CEASE TO BE EFFECTIVE SHOULD YOU BECOME DISABLED OR INCOMPETENT

(CAUTION: THIS IS AN IMPORTANT DOCUMENT. IT GIVES THE PERSON WHOM YOU DESIGNATE (YOUR "AGENT") BROAD POWERS TO HANDLE YOUR PROPERTY DURING YOUR LIFETIME, WHICH MAY INCLUDE POWERS TO MORTGAGE, SELL, OR OTHERWISE DISPOSE OF ANY REAL OR PERSONAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU. THESE POWERS WILL TERMINATE IF YOU BECOME DISABLED OR INCOMPETENT. THESE POWERS ARE EXPLAINED MORE FULLY IN NEW YORK GENERAL OBLIGATIONS LAW, ARTICLE 5, TITLE 15, SECTIONS 5-1502A THROUGH 5-1503, WHICH EXPRESSLY PERMIT THE USE OF ANY OTHER OR DIFFERENT FORM OF POWER OF ATTORNEY.

THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL OR OTHER HEALTH CARE DECISIONS. YOU MAY EXECUTE A HEALTH CARE PROXY TO DO THIS.

IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER TO EXPLAIN IT TO YOU.)

THIS is intended to constitute a NONDURABLE GENERAL POWER OF ATTORNEY pursuant to Article 5, Title 15 of the New York General Obligations Law:

I, Peter J. Solomon, 810 Fifth Avenue, New York, NY 10021

do hereby appoint:

Maureen E. Mulholland, Esq., 26 County Clare Crescent, Fairport, NY 14450

my attorney(s)-in-fact TO ACT

IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:

(DIRECTIONS: INITIAL IN THE BLANK SPACE TO THE LEFT OF YOUR CHOICE ANY ONE OR MORE OF THE FOLLOWING LETTERED SUBDIVISIONS AS TO WHICH YOU WANT TO GIVE YOUR AGENT AUTHORITY. IF THE BLANK SPACE TO THE LEFT OF ANY PARTICULAR LETTERED SUBDIVISION IS NOT INITIALED, NO AUTHORITY WILL BE GRANTED FOR MATTERS THAT ARE INCLUDED IN THAT SUBDIVISION. ALTERNATIVELY, THE LETTER CORRESPONDING TO EACH POWER YOU WISH TO GRANT MAY BE WRITTEN OR TYPED ON THE BLANK LINE IN SUBDIVISION "(Q)", AND YOU MAY THEN PUT YOUR INITIALS IN THE BLANK SPACE TO THE LEFT OF SUBDIVISION "(Q)" IN ORDER TO GRANT EACH OF THE POWERS SO INDICATED)

( ) (A) real estate transactions;
( ) (B) chattel and goods transactions;
( ) (C) bond, share and commodity transactions;
( ) (D) banking transactions;
( ) (E) business operating transactions;
( ) (F) insurance transactions;
( ) (G) estate transactions;
( ) (H) claims and litigation;
( ) (I) personal relationships and affairs;
( ) (J) benefits from military service;
( ) (K) records, reports and statements;
( ) (L) retirement benefit transactions;
( ) (M) making gifts to my spouse, children and more remote descendants, and parents, not to exceed in the aggregate $10,000 to each of such persons in any year;
( ) (N) tax matters;
( ) (O) all other matters;
( ) (P) full and unqualified authority to my attorney(s)-in-fact to delegate any or all of the foregoing powers to any person or persons whom my attorney(s)-in-fact shall select;
( X ) (Q) each of the above matters identified by the following letters:

(Special provisions and limitations may be included in the statutory short form nondurable power of attorney only if they conform to the requirements of section 5-1503 of the New York General Obligations Law.)

The execution on my behalf of any Form 4 filing, Statement of Changes of Beneficial Ownership of Securities, required to be filed by the Securities and Exchange Commission between January 28, 2005 and July 31, 2005 in connection with the Four (4) Written Plans for Trading of Securities, each dated as of January 20, 2005.

If every agent named above is unable or unwilling to serve, I appoint

Catherine D'Amico, 55 Great Wood Circle, Fairport, NY 14450 (insert name and address of successor)

to be my agent for all purposes hereunder.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, I HEREBY AGREE THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND I FOR MYSELF AND FOR MY HEIRS, EXECUTORS, LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT. THIS NONDURABLE GENERAL POWER OF ATTORNEY MAY BE REVOKED BY ME AT ANY TIME.

In Witness Whereof I have hereunto signed my name this 28th day of January, 2005.


(YOU SIGN HERE:) ==>                   /s/ Peter J. Solomon
                                    --------------------------------
                                           (Signature of Principal)

                                 ACKNOWLEDGEMENT
State of New York

County of Suffolk

On the 28th day of January in the year 2005 before me, the undersigned, personally appeared Peter J. Solomon, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



/s/ Kathryn Besarany
------------------------------------------------------------
(Signature and office of individual taking acknowledgement.)